Exhibit 2.16

CONFORMED COPY

THIRD AMENDMENT AGREEMENT

DATED 28TH MAY, 2004

relating to a Revolving Credit Facility and Bilateral Facilities originally dated 29th November,
1999 (but amended and restated on a number of occasions, most recently by an amendment and restatement agreement dated 26th November, 2003).

For

WATERFORD WEDGWOOD PLC

WATERFORD WEDGWOOD U.K. PLC

and certain Subsidiaries

With

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

as Agent

ALLEN & OVERY LLP

LONDON

CONTENTS

Clause

1.	Interpretation
2.	Conditions Precedent
3.	Amendments
4.	Representations
5.	Consents
6.	Fees
7.	Expenses
8.	Miscellaneous
9.	Security Confirmation
10.	Continuation
11.	Counterparts
12.	Jurisdiction
13.	Governing Law

Schedule

1.	Various Parties
	1	Original Borrowers
	2	Original Guarantors
	3	Security Providers
	4	RCF Banks
	5	Original Bilateral Banks
2.	Conditions Precedent Documents
3.	Amendments to the Credit Agreement

Signatories

THIS AGREEMENT is dated 28th May, 2004 between:

(1)           WATERFORD WEDGWOOD PLC ( a company incorporated in the Republic of Ireland with registered number. 11861) (the Company);

(2)           WATERFORD WEDGWOOD U.K. PLC (incorporated in England with registered number 2058427) (WWUK);

(3)           THE SUBSIDIARIES OF THE COMPANY listed in Part 1 of Schedule 1 as borrowers and guarantors (the Original Borrowers);

(4)           THE SUBSIDIARIES OF THE COMPANY listed in Part 2 of Schedule 1 as guarantors (the Original Guarantors);

(5)           THE SUBSIDIARIES OF THE COMPANY LISTED IN Part 3 of Schedule 1 as security providers (the Security Providers);

(6)           THE ROYAL BANK OF SCOTLAND PLC and THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as arrangers (in this capacity the Arrangers);

(7)           THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 1 as revolving credit banks (in this capacity the RCF Banks)

(8)           THOSE RCF BANKS (or Affiliates of them) listed in Part 5 of Schedule 1 as providers of bilateral facilities as at the date of this Agreement (in this capacity the Original Bilateral Banks);

(9)           THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as agent (in this capacity the Agent);

(10)         THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, THE ROYAL BANK OF SCOTLAND PLC AND BARCLAYS BANK PLC as joint bank co-ordinators (in this capacity the Bank Co-Ordinators);and

(11)         BARCLAYS BANK PLC as intercreditor agent and security trustee (the Security Trustee).

BACKGROUND

(A)          This Agreement (the Agreement) is supplemental to and amends a credit agreement originally dated 29th November, 1999 but amended and restated on a number of occasions, most recently by an amendment and restatement agreement dated 26th November 2003 between, among others, the Company and the Agent (as so amended and restated, the Credit Agreement).

(B)           Certain of the Banks also provide bilateral loans, overdraft and letter of credit issuance facilities to the Group.

(C)           The Finance Parties have agreed to amend the terms of the Credit Agreement (and the Banks providing bilateral facilities have agreed to amend the terms on which they are provided and to incorporate the terms on which those bilateral facilities are provided into the Credit Agreement), as set out in this Agreement. In accordance with the provisions of Clause 28 (Amendments and Waivers) of the Credit Agreement, the Agent may effect on behalf of the Finance Parties, the amendments set out in this Agreement.

IT IS AGREED as follows:

1.             INTERPRETATION

1.1          Definitions

(a)           Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)           Effective Date means the date upon which the Agent gives the notification referred to in Clause 2.1(a) (Documentary conditions precedent).

U.S. Disposal means the disposal of the shares or business of the U.S. Disposal Companies.

U.S. Disposal Companies means All-Clad USA, Inc. and each of its Subsidiaries (other than Spring USA Inc.).

1.2          Construction

(a)           The provisions of Clause 1.2 (Construction) of the Credit Agreement shall also apply to this Agreement as if set out in this Agreement, save that references to this Agreement shall be construed as references to this Agreement.

(b)           This Agreement is supplemental to the Credit Agreement. References in those documents to under this Agreement and the like will be deemed to include this Agreement.

2.             CONDITIONS PRECEDENT

2.1          Documentary conditions precedent

(a)           The provisions of Clause 3 (Amendments) shall take effect on and from the date on which the Agent notifies the Company and the Banks that it has received the documents set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent.  The Agent will give that notification as soon as practicable after receipt of those documents in form and substance satisfactory to it (or, as the case may be, the Banks) (but subject, in each case, to paragraph (b) below).

(b)           The Agent shall not give the notice referred to in paragraph (a) above if it is aware that:

(i)            a Default has occurred which is continuing; or

(ii)           any of the representations and warranties set out in Clause 4 (Representations and Warranties) are untrue or inaccurate with reference to the facts and circumstances then subsisting,

save with the consent of all of the Banks.

The Agent shall promptly supply a Bank with a copy of each document received by the Agent under paragraph (a) above upon the request of that Bank.

2.2          Lapse of this Agreement

If the notification from the Agent referred to in paragraph (a) of Clause 2.1 above has not been given to the Company by 2pm on 28th May, 2004 (or such later date as may be agreed by the Agent (acting on the instructions of all of the Banks) and the Company) then this Agreement shall lapse on that date and be of no further effect and, without prejudice to the obligations of the Company under Clause 6 (Fees), Clause 7 (Expenses) and Clause 9 (Continuation), none of the parties to this Agreement shall be under any liability under it.

3.             AMENDMENTS

On and from the Effective Date, the Credit Agreement will be amended in accordance with the amendments set out in Schedule 3 (Amendments) to this Agreement and the same changes shall be automatically made to the terms of the Bilateral Facilities which are common to the terms of the Credit Agreement.

4.             REPRESENTATIONS

Each of the Obligors represents and warrants to each of the Finance Parties that on the date of this Agreement, and on the Effective Date, each of the representations and warranties contained in Clause 17 (Representations and Warranties) of the Credit Agreement would, if repeated on that date, be true and accurate in all respects, in each case as if references made on such date to the Credit Agreement were references to the Credit Agreement as amended by this Agreement, provided that the representations and warranties given on the date of this Agreement shall assume that the Effective Date has occurred.

5.             CONSENTS

5.1          U.S. Disposal

(a)           Subject to paragraph (b) below, the Finance Parties hereby give their consent to the U.S. Disposal and:

(i)            hereby instruct the Security Trustee, upon the U.S. Disposal becoming effective, to release:

(A)          all of the pledges over shares of the U.S. Disposal Companies; and

(B)           all security over assets of the U.S. Disposal Companies which are (or are purported to be) subject to fixed or specific security under any Security Documents; and

(ii)           upon the U.S. Disposal becoming effective, agree to irrevocably release all U.S. Disposal Companies from all of their obligations and all claims (actual or contingent) against them under the Finance Documents.

(b)           The consent given in (a) above is subject to the conditions that:

(i)            the U.S. Disposal is a bona fide third party transaction and not to an Affiliate or connected person of, or related person to, any member of the Group;

(ii)           the net proceeds received by the Group from the U.S. Disposal are equal to or greater than US$180,000,000 (or its equivalent in other currencies) and are received in cash on or before 1st October, 2004; and

(iii)          all such net proceeds are paid directly to the Security Trustee for application in accordance with the terms of Clause 8.1 (Pre-Enforcement Entitlements) or Clause 10.1

(Post-Enforcement Entitlements) (as applicable) of the Intercreditor Agreement against the Senior Debt (as defined in the Intercreditor Agreement).

5.2          Budget delivery

The Finance Parties confirm that the waiver relating to the late delivery of the Company’s budget for the financial year 2005 is effective and agree the delivery of such budget after the originally designated date did not constitute an Event of Default.

5.3          Changes to financial covenants

(a)           The Finance Parties agree to use reasonable endeavours (and negotiate in good faith) to agree adjustments to the financial covenants contained in Clause 19 (Financial Covenants) of the Credit Agreement in order to enable the Company to obtain a working capital statement from its auditors which is required as a result of the Company seeking approval from its shareholders for the U.S. Disposal for a period (to be no less than eighteen months from the date of the circular to its shareholders seeking approval) as required by the auditors for such purpose.

(b)           For the avoidance of doubt, Clause 5.3(a) above does not apply to any provisions of any Finance Document other than Clause 19 (Financial Covenants) of the Credit Agreement.

6.             FEES

Subject to the Effective Date occurring, the Company will pay to the Agent for distribution among the Banks pro rata to their Commitments, an amendment fee in the amount of euro €2,305,598. This fee is payable on the earlier to occur of:

(a)           the receipt by the Group of the net proceeds from the U.S. Disposal (in which case it may be paid out of the net proceeds of the U. S. Disposal); and

(b)           31st December, 2004.

7.             EXPENSES

The Company shall forthwith on demand pay the Agent and the Co-ordinators the amount of all costs and expenses (including legal fees and other advisers’ fees) properly incurred by any of them in connection with:

(a)           the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement or the Credit Agreement; and

(b)           any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to this Agreement, the Credit Agreement or a document referred to in this Agreement or the Credit Agreement.

8.             MISCELLANEOUS

(a)           Except as otherwise expressly provided in this Agreement (and the Credit Agreement), the terms of this Agreement (and the Credit Agreement) may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)           Notwithstanding any term of this Agreement (and the Credit Agreement), the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement (or the Credit Agreement or both).

(c)           The provisions of Clauses 33 (Severability), 35 (Notices) and 36 (Language) of the Credit Agreement shall also apply to this Agreement as if set out in this Agreement, save that references to the Agreement shall be construed as references to this Agreement.

(d)           This Agreement is designated a Finance Document for the purposes of the Credit Agreement.

9.             SECURITY CONFIRMATION

Each Obligor and each Security Provider confirms that the guarantees and Security Interests created by the Credit Agreement and the Security Documents remain in full force and effect and secure all amounts outstanding under the Finance Documents as amended by this Agreement, notwithstanding the amendments to the Credit Agreement made by this Agreement.

10.          CONTINUATION

The Obligors, the Arrangers, the Agent and the Banks agree that the rights and obligations of each of them under the Credit Agreement, and the rights and obligations of each party to a Bilateral Document, shall not be affected or impaired by the execution, delivery and performance of this Agreement except in the manner and to the extent stated in this Agreement.

11.          COUNTERPARTS

This Agreement may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12.          JURISDICTION

12.1        Submission

For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and, accordingly, submits to the jurisdiction of the English courts.

12.2        Service of process

Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

(a)           irrevocably appoints Waterford Wedgwood U.K. Plc (which hereby accepts that appointment) as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document or the Subordination Deed (as defined in Schedule 2 to this Agreement);

(b)           agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

(c)           consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 35.2 (Addresses for notices) of the Credit Agreement.

12.3        Forum convenience and enforcement abroad

Each Obligor:

(a)           waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

(b)           agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

12.4        Non-exclusivity

Nothing in this Clause 12 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

(a)           in any other court of competent jurisdiction; or

(b)           concurrently in more than one jurisdiction.

13.          GOVERNING LAW

This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

VARIOUS PARTIES

PART 1

ORIGINAL BORROWERS

Original Borrower	Registered number	Jurisdiction of incorporation

All-Clad Holdings, Inc.		Pennsylvania, USA

Waterford Wedgwood GmbH	HRB 2900 (Local Court (Amtsgericht) at Hof)	Germany

Josiah Wedgwood & Sons Limited	613288	England and Wales

Statum Limited	343652	England and Wales

Waterford Wedgwood Retail Limited	624489	England and Wales

Wedgwood Limited	44052	England and Wales

Waterford Crystal Limited	78088	Republic of Ireland

Waterford Crystal (Manufacturing) Limited	104597	Republic of Ireland

Waterford Wedgwood Japan Limited		Japan

Waterford Wedgwood USA, Inc.		New York, USA

WW Inc.		Delaware, USA

Waterford Wedgwood Finance, Inc.		Delaware, USA

PART 2

ORIGINAL GUARANTORS

Original Guarantor	Registered number	Jurisdiction of incorporation

Josiah Wedgwood & Sons (Exports) Limited	240666	England and Wales

Stuart & Sons Limited	117548	England and Wales

Waterford Wedgwood, Inc.		Delaware, USA

Waterford Wedgwood Holdings Inc.		Delaware, USA

Clad Metals LLC		Delaware, USA

All-Clad Metalcrafters, LLC		Delaware, USA

Clad Holdings Corp		Delaware, USA

PART 3

SECURITY PROVIDERS

Security Providers	Jurisdiction of incorporation

Josiah Wedgwood & Sons (Aust) Pty Ltd	Australia

All Clad USA, Inc.	Delaware, USA

WW Acquisition (Delaware) Corp.	Delaware, USA

Waterford Wedgwood Partners	Illinois, USA

Waterford Wedgwood Linens, Inc.	Delaware, USA

PART 4

RCF BANKS

The Governor and Company of the Bank of Ireland

Ulster Bank Ireland Limited

ABN Amro Bank N.V. Dublin Branch

Allied Irish Banks, p.l.c.

Barclays Bank PLC

Bayerische Landesbank, London Branch

IIB Bank Limited

Mizuho Corporate Bank Limited

Wachovia Bank, National Association

The Royal Bank of Scotland plc

Scotiabank (Ireland) Limited

PART 5

ORIGINAL BILATERAL BANKS

ABN Amro Bank N.V. Dublin Branch

Allied Irish Banks, p.l.c.

Barclays Bank PLC

The Governor and Company of the Bank of Ireland

National Westminster Bank Plc

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.             INTERPRETATION

In this Schedule 2:

Obligors means the Company, WWUK, the Original Borrowers and the Original Guarantors and Josiah Wedgwood & Sons (Aust) Pty Ltd, All Clad USA, Inc., WW Acquisition (Delaware) Corp, Waterford Wedgwood Linens, Inc. and Waterford Wedgwood Partners.

PPN Amendment and Consent Agreement means the agreement dated on or about 28th May, 2004 which amends and provides for certain consents in relation to the note purchase agreement containing the terms of the PPNs and pursuant to which the PPNs were issued

PPNs means the private placement notes issued by the Company’s subsidiary, Waterford Wedgwood Finance Inc.

Subordination Deed means the subordination deed dated on or about 28th May, 2004 between the Company, Anglo Irish Bank Corporation plc as lender under the WW Subordinated Facility, the Agent, the Security Trustee and the holders of notes issued under the U.S. Private Placement, which sets out the terms upon which the WW Subordinated Facility is subordinated to the Facilities and the U.S.  Private Placement.

WW Subordinated Facility means the facility for up to €32,500,000 (excluding capitalised interest and other amounts capitalised) dated on or about 28th May, 2004 provided to the Company by Anglo Irish Bank Corporation plc, which is subordinated to the Facilities and the U.S. Private Placement on the terms set out in the Subordination Deed.

US LLCs means:

Clad Metals, L.L.C.; and

All-Clad Metalcrafters, L.L.C.

2.             GENERAL CONDITIONS PRECEDENT

2.1          All Obligors except Waterford Wedgwood GmbH

A copy of the memorandum and articles of association and certificate of incorporation (or equivalent constitutional documents) of each Obligor (except for Waterford Wedgwood GmbH), or if the Facility Agent already has a copy, a certificate of an authorised signatory of such Obligor, confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than this Agreement.

2.2          Company

(a)           A copy of a resolution of the board of directors of the Company:

(i)            approving the terms of, and the transactions contemplated by, this Agreement, the WW Subordinated Facility and the Subordination Deed and resolving that it executes this Agreement, the WW Subordinated Facility and the Subordination Deed and any other document required to be executed on its behalf in connection with the Third Amendment Agreement;

(ii)           authorising a specified person or persons to execute this Agreement, the WW Subordinated Facility and the Subordination Deed and any such other document; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement the WW Subordinated Facility and the Subordination Deed;

(b)           a specimen of the signature of each person authorised by the resolution referred to in Clause 2.2(a) above; and

(c)           a certificate of an authorised signatory of the Company certifying that each copy document provided under Schedule 2 of the Third Amendment Agreement is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.3          Obligors (other than the Company)

(a)           A copy of a resolution of the board of directors of each Obligor (other than the Company, the US LLCs and Waterford Wedgwood GmbH) (or, in the case of Waterford Wedgwood Japan Limited, a copy of a resolution of the general meeting of shareholders):

(i)            approving the terms of, and the transactions contemplated by, this Agreement and resolving that it executes this Agreement;

(ii)           authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(b)           A copy of the resolution of the sole member of each US LLC:

(i)            approving the terms of, and the transactions contemplated by, this Agreement, and resolving that it executes this Agreement and any other document required to be executed on its behalf in connection with the Third Amendment Agreement;

(ii)           authorising a specified person or persons to execute this Agreement and any such other document; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)           a copy of a resolution, signed by all the holders of the issued or allotted shares in each Obligor (other than the Company, the Obligors incorporated in the USA (unless such resolution is required by such Obligor’s constitutional documents), Waterford

Wedgwood GmbH, Josiah Wedgwood & Sons (Aust.) PTY and Waterford Wedgwood Japan Limited) approving the terms of, and the transactions contemplated by, this Agreement;

(d)           a specimen of the signature of each person authorised by the resolution referred to in Clause 2.3(a)-(b)above;

(e)           in the case of Waterford Wedgwood GmbH

(i)             a certificate confirming certain matters relating to the constitutional documents, shareholders and authorised signatories;

(ii)            a copy of the resolution of the shareholders of Waterford Wedgwood GmbH approving the terms of, and the transactions contemplated by, the Third Amendment Agreement and resolving that it executes the Third Amendment Agreement;

(iii)           in the event only that the transactions referred to in this sub-paragraph (iii) are not executed, signed/dispatched by representatives duly authorised to act for Waterford Wedgwood GmbH according to the commercial register extract and in accordance with their respective corporate authorisation, a copy of a power of attorney validly granted by Waterford Wedgwood GmbH authorising a specified person or persons to execute the Third Amendment Agreement on its behalf and authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Third Amendment Agreement; and

(iv)          a specimen signature of each person authorised by the power of attorney referred to under sub-paragraph (iii) above;

(f)            in the case of an Obligor incorporated in the USA (other than a US LLC):

(i)             a certificate of the secretary or a director of that Obligor certifying that:

(A)          such Obligor has neither instructed nor authorised institution of any proceeding for the dissolution or liquidation of that Obligor and to its knowledge, no such proceeding has been threatened against that Obligor; and

(B)           that Obligor is duly incorporated and validly existing in good standing under the laws of its state of incorporation; and

(ii)           a certificate of good standing obtained from the Secretary of State of its jurisdiction of incorporation (other than for All-Clad Holdings, Inc.);

(g)           in the case of a US LLC:

(i)            a certificate of the secretary of that US LLC certifying that:

(A)          the relevant US LLC has neither instructed nor authorised institution of any proceedings for the dissolution or liquidation of that US LLC and to its knowledge, no such proceeding has been threatened against that Obligor; and

(B)           the relevant US LLC is duly formed and validly existing in good standing under the laws of its state of formation; and

(ii)           a certificate of good standing obtained from the Secretary of State of its jurisdiction of formation; and

in the case of Waterford Wedgwood Japan Limited, a certified copy of its Commercial Register or if the Facility Agent already has a copy, and if there has been no change to the Obligor’s details in the Commercial Register, a certificate of an authorised signatory of such Obligor, confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the Third Amendment Agreement.

2.4          Miscellaneous

(a)           The Subordination Deed, duly executed by the parties thereto.

(b)           The WW Subordinated Facility, duly executed by the parties thereto.

(c)            A solvency certificate from each Obligor, except for Josiah Wedgwood & Sons (Aust) Pty Ltd, All Clad USA Inc., WW Acquisitions Delaware Corp and Waterford Wedgwood Partners.

(d)           Evidence that at least euro 32,500,000 is received by the Company (acknowledging that an amount in respect of fees and expenses relating to the WW Subordinated Facility may be deducted from this amount on distribution) from Anglo Irish Bank Corporation plc under the WW Subordinated Facility, by 2pm on 28th May, 2004 for value that date, contemporaneously with the Agent providing confirmation that all other conditions precedent provided under this Schedule have been satisfied.

2.5          Legal opinions

(a)            A legal opinion of Allen & Overy LLP, London as to English law on the Third Amendment Agreement and the Subordination Deed.

(b)           A legal opinion of A & L Goodbody as to Irish law on the Third Amendment Agreement and the Subordination Deed and the PPN Amendment and Consent Agreement.

(c)            A legal opinion of Allen & Overy LLP, New York, as to the laws of New York and Delaware corporation law on the Third Amendment Agreement.

(d)           A legal opinion of Anderson Mori, as to the laws of Japan on the Third Amendment Agreement and the PPN Amendment and Consent Agreement.

(e)            A legal opinion from Allen & Overy LLP, Frankfurt as to German law on the Third Amendment Agreement.

(f)            A legal opinion from Barnes and Thornburg as to the laws of Illinois on the Third Amendment Agreement and the PPN Amendment and Consent Agreement.

(g)           A legal opinion from Morgan, Lewis & Bockius as the laws of Pennsylvania on the Third Amendment Agreement and the PPN Amendment and Consent Agreement.

(h)           A legal opinion from Clayton Utz as to Australian law on the Third Amendment Agreement and the PPN Amendment and Consent Agreement.

2.6          General

(a)           Evidence that all fees and expenses of the Finance Parties (including legal fees and fees of other advisers to the Finance Parties, including Allen & Overy and KPMG) due and payable by any Obligor on or before 28th May 2004 have been paid in full.

(b)           Evidence that the holders of notes under the U.S. Private Placement have agreed to amend the terms of the U.S. Private Placement on substantially the same terms as set out in this Agreement.

SCHEDULE 3

AMENDMENTS TO THE CREDIT AGREEMENT

(a)           In Clause 1.1 (Definitions), the following definitions shall be added in alphabetical order:

“Additional Subordinated Facility means any facility provided to the Company which is subordinated to the Facilities and the U.S. Private Placement on the same terms as the WW Subordinated Facility.”

“EI Preference Share Agreement means the agreement dated 16th January, 2004 between, inter alia, Waterford Crystal Limited, Waterford Wedgwood Group PLC, Waterford Glass Nominees Limited and Enterprise Ireland, under the terms of which preference shares in Waterford Crystal Limited are allotted to Enterprise Ireland.”

“EI Preference Shares means the preference shares in Waterford Crystal Limited allotted to Enterprise Ireland on the terms of the EI Preference Share Agreement.”

“EI Pre-emption Right means the right of Waterford Wedgwood Group PLC to purchase the EI Preference Shares prior to the EI Redemption Date on the terms set out in the EI Preference Share Agreement.”

“EI Redemption Date means the fifth anniversary of the date of the allotment of the EI Preference Shares.”

“New Rosenthal Facility means a facility to be dated on or before 30th June, 2004 for up to €7,500,000 to be provided to Rosenthal and with no recourse to any other member of the Group, and containing interest payment and similar terms on the same basis as the WW Subordinated Facility.”

“Subordination Deed means the subordination deed dated on or about 28th May, 2004 between the Company, Anglo Irish Bank Corporation plc as lender under the WW Subordinated Facility, the Agent, the Security Trustee and the holders of notes issued under the U.S. Private Placement, which sets out the terms upon which the WW Subordinated Facility is subordinated to the Facilities and the U.S.  Private Placement.”

“Third Amendment Agreement means the amendment agreement dated 28th May, 2004 amending the terms of this Agreement.”

“U.S. Disposal means the disposal of the shares or business of the U.S. Disposal Companies.”

“U.S. Disposal Companies means All-Clad USA, Inc. and each of its Subsidiaries (other than Spring USA Inc.)”

“WW Subordinated Facility means the facility for up to €32,500,000 (excluding capitalised interest and other amounts capitalised) dated on or about 28th May, 2004 provided to the Company by Anglo Irish Bank Corporation plc, which is subordinated to the Facilities and the U.S. Private Placement on the terms set out in the Subordination Deed.”

(b)           In Clause 8.5(a) (Mandatory prepayment from debt raising/equity issue proceeds):

(i)            the definition of “debt issue” shall be amended by adding the words “, or the issuance of any preference share” after the word “incurred” in the penultimate sentence; and

(ii)           the definition of “equity issue” shall be amended by deleting the words “(including any preference share)” in the first line, and by adding the words “, or the issuance of any preference share” after the word “Group” in the penultimate sentence.

(c)           The existing Clause 8.5(b) (Mandatory prepayment from debt raising/equity issue proceeds) shall be re-numbered as Clause 8.5(b)(i), and the words “Subject to sub-paragraph (ii) below,” shall be inserted at the beginning of that Clause before the words “The Company”.

(d)           A new Clause 8.5(b)(ii) shall be inserted as follows:

“(ii)         Sub-paragraph (b)(i) shall not apply to:

(A)          the net proceeds of the WW Subordinated Facility; and

(B)           the net proceeds of any future equity issue that occurs after the date of the WW Subordinated Facility, to the extent that such net proceeds are applied in the prepayment, in full or in part, of the WW Subordinated Facility, and provided that the terms of that equity issue do not require any amendment to the terms of this Agreement or the U.S. Private Placement.”.

(e)           In Clause 18.6(b) (Form of financial statements) the word “audited” shall be deleted from the second line and the words “, or to the accounting practices or financial reference periods used in those statements” shall be added at the end after the word “prepared”.

(f)            In Clause 18.6(c)(ii) (Form of financial statements) the words “, in form and substance as may be reasonably required by the Agent,” shall be inserted into the first sentence of the paragraph after the words “sufficient information”.

(g)           In Clause 19.1 (Definitions), the definition of “Consolidated Adjusted EBITDA” shall be amended by deleting the word “and” from the end of paragraph (c) and adding it to the end of paragraph (d), and by adding a new sub-paragraph (e) to read:

“(e)         adding back any cumulative non-cash provision releases from 31 March 2004.”

(h)           In Clause 19.3 (Gearing), the multiples for the financial quarters ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Period (Financial quarter ending)	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	3.25	1.30
30th September, 2004	3.85	1.55
31st December, 2004	3.30	1.30
31st March, 2005	3.35	1.20
30th June, 2005	5.80	2.05
30th September, 2005	5.60	2.00
31st December, 2005	4.00	1.50
31st March, 2006	3.70	1.25	“.

(i)            In Clause 19.4 (Total Net Debt to Adjusted EBITDA), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	13.90	9.55
30th September, 2004	10.15	8.10
31st December, 2004	8.25	7.30
31st March, 2005	8.70	9.95
30th June, 2005	12.05	16.95
30th September, 2005	8.60	9.45
31st December, 2005	6.10	6.10
31st March, 2006	4.80	4.30	“.

(j)            In Clause 19.5 (Senior Net Debt to Adjusted EBITDA), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	8.70	3.85
30th September, 2004	6.70	3.85
31st December, 2004	5.20	3.00
31st March, 2005	5.20	3.40
30th June, 2005	7.50	7.70
30th September, 2005	5.55	4.45
31st December, 2005	3.60	2.20
31st March, 2006	2.60	1.00	“.

(k)           In Clause 19.6 (Interest Cover), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	1.15	1.15
30th September, 2004	1.85	1.75
31st December, 2004	2.20	2.05
31st March, 2005	2.05	1.65
30th June, 2005	1.55	1.15
30th September, 2005	2.30	2.10
31st December, 2005	2.80	2.75
31st March, 2006	3.20	3.25	“.

(l)            In Clause 19.7 (Cashflow to Total Debt Service), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th September, 2004	N/A	N/A
31st December, 2004	0.25	0.15
31st March, 2005	1.40	1.45
30th June, 2005	0.85	0.05
30th September, 2005	1.00	0.90
31st December, 2005	1.00	1.00
31st March, 2006	1.00	1.00	“.

(m)          New Clauses 19.11 (Subordinated facilities) and 19.12 (U.S. Disposal) shall be inserted as follows:

“19.11   Subordinated Facilities

(a)           For the purposes of calculating the financial covenants set out in this Clause 19 (Financial Covenants), the amounts (including any amount capitalised) outstanding under the following shall be excluded from borrowings calculations:

(i)            the WW Subordinated Facility;

(ii)           the new Rosenthal Facility; and

(iii)          any Additional Subordinated Facility.

(b)           For the purposes of calculating the financial covenants set out in this Clause 19 (Financial Covenants), the following shall be excluded (and the financial covenants shall be calculated as if the following were not payable and had not been paid even if they are payable or have been paid):

(i)            the PIK interest payable under the WW Subordinated Facility;

(ii)           the PIK interest payable under the New Rosenthal Facility;

(iii)          the PIK interest payable under any Additional Subordinated Facility; and

(iv)          any fees payable under Clause 23.4 (Non-reduction fee) and/or Clause 23.5 (Non-refinancing fee).

(c)           For the purposes of testing the Cashflow to Total Debt Service financial covenant in Clause 19.7 (Cashflow to Total Debt Service), the cash flow from the following facilities shall form part of Consolidated Cashflow:

(i)            the WW Subordinated Facility;

(ii)           the New Rosenthal Facility; and

(iii)          any Additional Subordinated Facility.

19.12      U.S. Disposal

(a)           The financial covenant multiples for the eight financial quarters ending 31st March, 2006 will be presented on two separate scenarios, one scenario excluding the U.S. Disposal Companies (captioned above as post U.S. Disposal) and one scenario including the U.S. Disposal Companies (captioned above as pre U.S. Disposal).

(b)           Until completion of the U.S. Disposal, the financial covenants contained in this Clause 19 shall be measured against the scenario including the U.S. Disposal Companies.

(c)           On each date following the sale of the U.S. Disposal Companies on which the financial covenants fall to be tested, the financial covenants contained in this Clause 19 will be tested for the relevant Measurement Period on the basis of the scenario excluding the U.S. Disposal Companies (for the whole of that Measurement Period), and the actual results for the Group will be adjusted to exclude the U.S. Disposal Companies for that and subsequent Measurement Periods.

(d)           The financial covenants in this Clause 19 for the post U.S. Disposal scenarios have been set on the basis that the net proceeds of the U.S. Disposal are €160,000,000.  To the extent that such net proceeds are more or less than €160,000,000, the financial covenants under the post U.S. Disposal scenario shall be readjusted either upwards or downwards (as appropriate) on the same basis as was used in calculating the changes to the financial covenants which were effected by the Third Amendment Agreement.”.

(n)           In Clause 20.7(b)(i) (Acquisitions) the words “, other than the exercise of the EI Pre-emption Right” shall be added at the end.

(o)           In Clause 20.8(b) (Financial Indebtedness), the word “and” shall be deleted at the end of sub-paragraph (x), the existing sub-paragraph (xi) shall be re-numbered (xiii) and the following new sub-paragraphs shall be inserted as follows:

“(xi)         the WW Subordinated Facility;

(xii)          Financial Indebtedness outstanding under an Additional Subordinated Facility, provided that the amount of such Financial Indebtedness, when aggregated with all other Financial Indebtedness outstanding at that time under all other Additional Subordinated Facilities, does not exceed €10,000,000 (or its equivalent in any other currency); and”.

(p)           In Clause 20.8(c) (Financial Indebtedness) the word “or” shall be deleted from the end of sub-paragraph (iii) and instead inserted at the end of sub-paragraph (iv), and the following shall be added as a new sub-paragraph:

“(v)         the New Rosenthal Facility.”.

(q)           The existing Clause 20.8(e) (Financial Indebtedness) shall be re-numbered as Clause 20.8(e)(i), and the words “Subject to sub-paragraph (ii) below,” shall be inserted at the beginning of that Clause before the words “The Company”.

(r)            A new Clause 20.8(e)(ii) (Financial Indebtedness) shall be added as follows:

“(ii)         The net proceeds of an equity issue (as such terms are defined in Clause 8.5(a) (Mandatory prepayment from debt raising/equity issue proceeds)) which are raised after 28th May, 2004 may be used to prepay the WW Subordinated Facility (either in whole or in part), provided that the terms of that equity issue do not require any amendment to the terms of this Agreement or the U.S. Private Placement.”.

(s)           In Clause 20.20 (Share Capital), the word “and” shall be deleted from the end of paragraph (a) and instead inserted at the end of paragraph (b), and the following shall be added as a new paragraph (c):

“(c)         will procure that any exercise of the EI Pre-emption Right receives the prior written consent of all the Banks.”.

(t)            The existing Clause 20.23(a) (Dividends) shall be deleted and replaced with:

“(a)         Except as permitted below (and subject to Clause 20.25(b) (Increase in share capital)), no member of the Group may declare, make or pay any dividend (or interest on any unpaid dividend) charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital), other than (in the case of any member of the Group other than the Company and WWUK) where such payment is made in full to another member of the Group.”.

(u)           A new Clause 20.27 (Conditions subsequent) shall be added as follows:

“20.27    Banks’ undertaking

Each of the Banks agrees to comply with the provisions of the Third Amendment Agreement”.”

(v)           New Clauses 23.4 and 23.5 shall be added as follows:

“23.4      Non-reduction fee

(a)           On each Quarter Date, if the Company has not by that Quarter Date irrevocably reduced (by way of prepayment and cancellation) the aggregate of (i) Commitments under this Agreement and (ii) the amount outstanding under the U.S. Private Placement (excluding any Make-Whole Notes (as defined in the U.S. Private Placement)) to the Relevant Amount (or less), then the Company shall pay to the Agent for each RCF Bank, and to each Bilateral Bank for itself, a non-reduction fee to be calculated at the rate of 0.625 per cent. of that Bank’s RCF Commitment or (as appropriate) Bilateral Commitment on that Quarter Date.

(b)           For the purposes of paragraph (a) above:

(i)            Quarter Date means 1st October, 2004, and each 1st January, 1st April, 1st July and 1st October thereafter; and

(ii)           Relevant Amount means the aggregate of (i) Commitments outstanding under this Agreement and (ii) the amount outstanding under the U.S. Private Placement (excluding any Make-Whole Notes (as defined in the U.S. Private Placement)) at close of business on 28th May, 2004, less US $180,000,000 (or its equivalent in other currencies).

23.5        Non-refinancing fee

On 1st April 2005, and on each anniversary of that date, the Company shall pay to the Agent for each RCF Bank, and to each Bilateral Bank for itself, a non-refinancing fee calculated at the rate of 1.25 per cent. of that Bank’s RCF Commitment or (as appropriate) Bilateral Commitment on that date (or, as applicable, the appropriate anniversary of that date).”

(w)          A new Clause 29.2(i) shall be added as follows:

“(i)          No transfer or assignment by an RCF Bank of its rights or obligations under this Agreement shall be effective unless the transferee has confirmed to the Agent and the Company that it undertakes to be bound by the provisions of the Third Amendment Agreement as if it were a party thereto as an RCF Bank.  This does not apply to a transfer by way of novation, under which the transferee will automatically be bound by the provisions of the Third Amendment Agreement.”

(x)            A new Clause 29.4(g) shall be added as follows:

“(g)         No transfer or assignment by a Bilateral Bank of its rights or obligations under this Agreement or a Bilateral Facility shall be effective unless the transferee has confirmed to the Agent and the Company that it undertakes to be bound by the provisions of the Third Amendment Agreement as if it were a party thereto as an Original Bilateral Bank.  This does not apply to a transfer by way of novation, under which the transferee will automatically be bound by the provisions of the Third Amendment Agreement.”

SIGNATORIES

Company

WATERFORD WEDGWOOD PLC

By:	/s/ PATRICK DOWLING

WWUK

WATERFORD WEDGWOOD U.K. PLC

By:	/s/ PATRICK DOWLING	/s/ ANDREW ELSBY-SMITH

Original Borrowers

ALL-CLAD HOLDINGS, INC.

By:	/s/ F. JOHNSTON

WATERFORD WEDGWOOD GMBH

By:	/s/ DAVID FYFE

JOSIAH WEDGWOOD & SONS LIMITED

By:	/s/ ANDREW ELSBY-SMITH

STATUM LIMITED

By:	/s/ ANDREW ELSBY SMITH

WATERFORD WEDGWOOD RETAIL LIMITED

By:	/s/ ANDREW ELSBY-SMITH

WEDGWOOD LIMITED

By:	/s/ ANDREW ELSBY-SMITH

WATERFORD CRYSTAL LIMITED

By:	/s/ PATRICK DOWLING

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD JAPAN LIMITED

By:	/s/ ANDREW ELSBY-SMITH

WATERFORD WEDGWOOD USA, INC.

By:	/s/ A CAPPIELLO

WW INC.

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD FINANCE, INC.

By:	/s/ PATRICK DOWLING

Original Guarantors

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

By:	/s/ ANDREW ELSBY-SMITH

STUART & SONS LIMITED

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD, INC

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD HOLDINGS INC.

By:	/s/ A CAPPIELLO

CLAD METALS LLC

By:	/s/ F. JOHNSTON

ALL-CLAD METALCRAFTERS, LLC

By:	/s/ F. JOHNSTON

CLAD HOLDINGS CORP

By:	/s/ F. JOHNSTON

Security Providers

JOSIAH WEDGWOOD & SONS (AUST) PTY LIMITED

By:	/s/ ANDREW ELSBY-SMITH

ALL CLAD USA INC

By:	/s/ F. JOHNSTON

WW ACQUISITION (DELAWARE) CORP.

By:	/s/ A. CAPPIELLO

WATERFORD WEDGWOOD PARTNERS

By:	/s/ ANDREW ELSBY-SMITH

WATERFORD WEDGWOOD LINENS, INC.

By:	/s/ PATRICK DOWLING

Arrangers

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ RICHARD DORMAN

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ F. MCDONALD	/s/ M.GAFFNEY

Agent (as Agent and as agent for itself and for each of the Banks)

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ ALAN DOYLE	/s/ TARA LOCHRAN

Co-ordinators

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ F. MCDONALD	/s/ M.GAFFNEY

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ RICHARD DORMAN

BARCLAYS BANK PLC

By:	/s/ RICHARD FRY

Security Trustee

BARCLAYS BANK PLC

By:	/s/ FRANK ROGERS